EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Universal Broadband Networks, Inc.
Irvine, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 29, 2000, except for Note 10, as to which the date is July 7, 2000, relating to the consolidated financial statements of Universal Broadband Networks, Inc. (formerly IJNT.net, Inc.) appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern


                                                   /S/ BDO Seidman, LLP
                                                   --------------------


Costa Mesa, California
August 4, 2000

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